EXHIBIT 99.1

Flushing Financial Corporation to Present at the Keefe, Bruyette & Woods 2018 Community Bank Investor Conference

UNIONDALE, N.Y., July 27, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that John R. Buran, the Company’s President and Chief Executive Officer and Susan K. Cullen, the Company’s Senior Executive Vice President and Chief Financial Officer, will be participating in the Keefe, Bruyette & Woods Community Bank Investor Conference scheduled for August 1, 2018.

WHO	Flushing Financial Corporation is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.
WHAT	Presentation at the Keefe, Bruyette & Woods Community Bank Investor Conference and meetings with institutional investors.
WHERE/WHEN	Presentation in New York, New York on Wednesday, August 1, 2018 at 8:30 am (Local Time).
PRESENTATION	The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingbank.com, on August 1, 2018. The Company’s webcast will also be accessible http://wsw.com/webcast/kbw44/ffic/
Investors who wish to view the Company’s webcast will need to register at the above website prior to the start of the presentation.
RECENT NEWS
  July 24, 2018- Flushing Financial Corporation Reports 2Q18 Earnings Per Diluted Share of $0.48 an Increase of 23% From 1Q18 Driven by Strong ROAE of 10.5%; Yield on Loan Originations Increased 30 Basis Points From 1Q18.
  May 30, 2018- Flushing Financial Corporation Declares Quarterly Dividend of $0.20 per Share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

CONTACT:
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400